    As filed with the Securities and Exchange Commission on August 31, 2001

                                                      Registration No. 333-41886

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  POST-EFFECTIVE AMENDMENT NO. 1 TO FORM SB-2

                                       ON

                                    FORM S-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                MANGOSOFT, INC.
--------------------------------------------------------------------------------
                       (Exact Name of Registrant as Specified in Charter)

           Nevada                                            87-0543565
-------------------------------                    -----------------------------
(State or Other Jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                         Identification Number)


    1500 West Park Drive, Suite 190,Westborough, MA  01581, (508) 871-7300
--------------------------------------------------------------------------------
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)


     Robert E. Parsons, MangoSoft, Inc., 1500 West Park Drive, Suite 190,
                     Westborough, MA 01581, (508) 871-7300
--------------------------------------------------------------------------------
   (Name, Address, Including Zip Code, and Telephone Number, Including Area
                          Code, of Agent for Service)

                         Copies of communications to:
                            Steven A. Meetre, Esq.
                              Proskauer Rose LLP
                                 1585 Broadway
                           New York, New York 10036
                                (212) 969-3000

Approximate date of commencement of proposed sale to the public: Date of filing of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsmile thereof, pursuant to Item 11(a)(1) of this form, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]_________________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]_______________________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]_______________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

        Title of each              Number of          Proposed maximum         Proposed maximum           Amount of
  class of securities to be      Shares to be          offering price              aggregate             registration
        registered                registered            per unit (a)            offering price               fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value               25,217,524                   $15.50              $390,871,622     $103,190 (b)
 $.001 per share
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value                  204,009                   $15.50              $  3,162,140       $835 (b)
 $.001 per share (c)
------------------------------------------------------------------------------------------------------------------------

(a) Registration fees were calculated in accordance with Rule 457(c) under the Securities Act. Calculation based on the average of the bid and asked prices of the common stock on the OTC Bulletin Board on July 18, 2000.

(b) Fees paid on July 21, 2000 with filing of Registration Statement on Form SB-2, Registration No. 333-41886.

(c) Shares of common stock issuable by the Registrant from time to time upon exercise of outstanding warrants.

                                   PROSPECTUS


                                MANGOSOFT, INC.

                       24,271,342 SHARES OF COMMON STOCK

  This prospectus relates to shares of common stock of MangoSoft, Inc. that may be sold from time to time for the account of the selling security holders named in this prospectus. MangoSoft will not receive any proceeds from sales of the common stock by the selling security holders.

  The common stock is quoted in the over-the-counter market in what is commonly referred to as the OTC Bulletin Board under the trading symbol MNGX. On August 29, 2001, the last reported sale price for the common stock on the OTC Bulletin Board was $0.80 per share.

     Investing in shares of our common stock involves significant risks. You should read the discussion under "Risk Factors" beginning on page 4 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is August 31, 2001

                               TABLE OF CONTENTS

                                                                            PAGE

Available Information.......................................................   1
Incorporation of Certain Documents by Reference.............................   1
Forward-Looking Statements..................................................   2
Prospectus Summary..........................................................   3
Risk Factors................................................................   4
Use of Proceeds.............................................................   6
Selling Security Holders....................................................   6
Plan of Distribution........................................................  26
Material Events.............................................................  26
Description of Securities...................................................  26
Disclosure of Commission Position on Indemnification for
 Securities Act Liabilities.................................................  27
Experts.....................................................................  28
Legal Matters...............................................................  28

                              AVAILABLE INFORMATION

     MangoSoft is subject to the informational requirements of the Securities Exchange Act of 1934. Thus, we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. This prospectus is required to be accompanied by a copy of our latest Form 10-KSB and Form 10-QSB. You may read and copy any document we file with the SEC at the SEC's public reference room in Washington, D.C. at 450 Fifth Street, N.W., Washington, D.C. 20549, or in the public reference rooms located in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's Website at "http://www.sec.gov".

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which we have filed with the SEC, are incorporated by reference in this prospectus:

(a) Our Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 2001 and June 30, 2001;

(b) Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000; and

(c) Our Current Reports on Form 8-K, filed with the SEC on April 24, 2001, April 10, 2001 and February 23, 2001.


You may request a copy of any of these filings, at no cost, by writing us at the following address:

                    MangoSoft, Inc.
                    1500 West Park Drive, Suite 190
                    Westborough, MA  01581
                    Attention:  Robert E. Parsons

     We have filed a registration statement on Form S-2 under the Securities Act of 1933 with the SEC covering the shares of our common stock offered by this prospectus. This prospectus does not contain all of the information contained in the registration statement and its exhibits. We refer you to the registration statement and each exhibit attached to it for a more complete description of matters involving MangoSoft, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the SEC at its public reference room and on the website discussed above.

     You should only rely on the information contained in the registration statement, this prospectus and the reports delivered with this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus and the reports. The information contained in this prospectus and the reports is accurate only as of the date of this prospectus and the reports, regardless of the time of delivery of this prospectus and the reports or of any sale of our common stock.

     No action is being taken in any jurisdiction outside the United States to permit the offer and sale of our common stock or possession or distribution of this prospectus in any of these jurisdictions. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe the restrictions of that jurisdiction related to this offering and the distribution of this prospectus.

                            FORWARD-LOOKING STATEMENTS

     We believe that certain statements contained or incorporated by reference in this prospectus are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are considered prospective. These include statements contained under "Prospectus Summary" and "Risk Factors." The following statements are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995:

   . statements before, after or including the words "may," "will," "could," "should," "believe," "expect," "future," "potential," "anticipate," "intend," "plan," "estimate" or "continue" or the negative or other variations of these words; and

    . other statements about matters that are not historical facts.

     We may be unable to achieve future results covered by the forward-looking statements. The statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the future results that the statements express or imply. Please do not put undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

                                PROSPECTUS SUMMARY

     The following discussion is only a summary and does not contain all of the information that you should consider before investing in our common stock. You should read this prospectus and the annual and quarterly reports accompanying this prospectus carefully, including the "Risk Factors" section in this prospectus, prior to investing in our common stock. References in this prospectus to "MangoSoft," "we", "us", or "our" mean MangoSoft, Inc. and its subsidiary.

OUR BUSINESS

     We develop, market and support computer software solutions that address the networking needs of large and small businesses. The technology we use is known as "Pooling," which enhances the performance of personal computer networks by delivering services normally associated with servers. Our major products include Cachelink(TM), a product designed to increase the delivery speed of Internet or intranet content for businesses; and the MangoSoft Internet Drive, generally referred to as "Mangomind(TM)," which allows data access and sharing from any location via the Internet.

     Our principal executive offices are located at 1500 West Park Drive, Suite 190, Westborough, Massachusetts 01581. Our telephone number is (508) 871-7300.

OUR OBJECTIVE AND STRATEGY

     Our objective is to become a leading provider of software-based service solutions that enable our customers to maximize the return on their computer networks. We intend to leverage our technology with customer desktops and networks to deliver networking solutions for Local Area Networks, Internet file servers and web cache applications. Our strategy is to advance our existing products, establish more comprehensive distribution channels, commercialize Mangomind and extend our current technologies to additional software solutions.

OUR HISTORY AND RECENT DEVELOPMENTS

     We were incorporated as a Nevada corporation on May 17, 1995 as First American Clock Co. Under an Agreement and Plan of Merger between MangoSoft Corporation, MangoMerger Corp., and First American Clock Co., dated August 27, 1999, MangoSoft Corporation, a Delaware software development corporation, merged with MangoMerger Corp., a wholly-owned subsidiary of First American Clock Co., a public company which changed its name to MangoSoft, Inc. in connection with the merger. Accordingly, MangoSoft Corporation became the wholly-owned operating subsidiary of MangoSoft, Inc.

SECURITIES BEING OFFERED BY SELLING
SECURITY HOLDERS:                    Up to 24,271,342 shares of common stock.

SECURITIES CURRENTLY ISSUED AND
OUTSTANDING:                         Approximately 26,965,001 shares of common
                                     stock were issued and outstanding as of
                                     August 2, 2001.

PLAN OF DISTRIBUTION:                This prospectus covers the sale of shares
                                     of our common stock by the persons named in this prospectus. These security holders may offer and sell their shares from time to time as market conditions permit or in negotiated transactions.

USE OF PROCEEDS:                     We will receive no proceeds from the sale
                                     of common stock by the security holders
                                     named in this prospectus.


                                   RISK FACTORS

     An investment in our common stock is speculative and subject to a high degree of risk. You may lose money by investing in our common stock so only persons who can bear the risk of the loss of their entire investment should invest. Prospective investors should carefully consider the following factors in deciding whether to invest in our common stock.

WE HAVE A LIMITED OPERATING HISTORY AND SUBSTANTIAL CUMULATIVE OPERATING LOSSES.

     Our current operations substantially commenced in May 1997. Accordingly, our prospects should be evaluated based on the expenses and operating results typically experienced by any early stage business. We have a history of substantial operating losses and an accumulated deficit of approximately $76.6 million as of June 30, 2001. For the six months ended June 30, 2001 and the year ended December 31, 2000, our losses from operations, excluding the net effects of stock-based compensation, were $6.5 million and $13.9 million, respectively. We have historically experienced cash flow difficulties primarily because our expenses have exceeded our revenues. We expect to incur additional operating losses and expect cumulative losses to increase substantially as we expand our marketing, sales and research and development efforts. If we are unable to generate sufficient revenue from our operations to pay expenses or we are unable to obtain additional financing on commercially reasonable terms, our business, financial condition and results of operations will be materially and adversely affected.

OUR PERFORMANCE DEPENDS ON MARKET ACCEPTANCE OF OUR PRODUCTS.

     We expect to derive a substantial portion of our future revenues from the sales of Cachelink and Mangomind both of which are in the initial marketing phase. If markets for our products fail to develop, develop more slowly than expected or are subject to substantial competition, our business, financial condition and results of operations will be materially and adversely affected.

WE DEPEND IN PART ON STRATEGIC MARKETING RELATIONSHIPS.

     We expect our future marketing efforts will focus in part on developing business relationships with technology companies that seek to augment their businesses by offering our products to their customers. Our inability to enter into and retain strategic relationships, or the inability of such technology companies to effectively market our products, could materially and adversely affect our business, operating results and financial condition.

WE WILL NEED ADDITIONAL FINANCING.

     We will require substantial additional capital to finance our growth and product development. We can provide no assurances that we will obtain additional financing sufficient to meet our future needs on commercially reasonable terms or otherwise. If we are unable to obtain the necessary financing, our business, operating results and financial condition will be materially and adversely affected.

THERE MAY BE LIMITED LIQUIDITY IN OUR COMMON STOCK AND ITS PRICE MAY BE SUBJECT TO FLUCTUATION.

     Our common stock is currently traded on the OTC Bulletin Board and there is only a limited market for our common stock. We can provide no assurances that we will be able to have our common stock listed on an exchange or quoted on Nasdaq or that it will continue to be quoted on the OTC Bulletin Board. If there is no trading market for our common stock, the market price of our common stock will be materially and adversely affected. In addition, this prospectus covers a large number of shares of common stock. If a large number of shares of common stock are sold by the selling security holders under this prospectus, the market price of the common stock may be materially and adversely affected.

SEC RULES CONCERNING SALES OF LOW-PRICED SECURITIES MAY HINDER RE-SALES OF OUR COMMON STOCK

     Because our common stock has a market price that is less than five dollars per share, is not listed on an exchange or quoted on Nasdaq and is traded on the OTC Bulletin Board, brokers and dealers who handle trades in our common stock are subject to certain SEC disclosure rules when effecting trades in our common stock, including disclosure of the following: the bid and offer prices of our common stock, the compensation of the brokerage firm and the salesperson handling a trade and legal remedies available to the buyer. These requirements may hinder re-sales of our common stock and may adversely affect its market price.

RAPIDLY CHANGING TECHNOLOGY AND SUBSTANTIAL COMPETITION MAY ADVERSELY AFFECT OUR BUSINESS.

     Our business is subject to rapid changes in technology. We can provide no assurances that research and development by competitors will not render our technology obsolete or uncompetitive. We compete with a number of computer hardware and software design companies that have technologies and products similar to those offered by us and have greater resources, including more extensive research and development, marketing and capital than us. We can provide no assurances that we will be successful in marketing our existing products and developing and marketing new products in such a manner as to be effective against our competition. If our technology is rendered obsolete or we are unable to compete effectively, our business, operating results and financial condition will be materially and adversely affected.

LITIGATION CONCERNING INTELLECTUAL PROPERTY COULD ADVERSELY AFFECT OUR
BUSINESS.

     We rely on a combination of trade secrets, copyright and trademark law, contractual provisions, confidentiality agreements and certain technology and security measures to protect our trademarks, patents, proprietary technology and know-how. However, we can provide no assurance that our rights in our intellectual property will not be infringed upon by competitors or that competitors will not similarly make claims against us for infringement. If we are required to be involved in litigation involving intellectual property rights, our business, operating results and financial condition will be materially and adversely affected.

OUR SUCCESS DEPENDS ON KEY PERSONNEL.

     Our success is dependent upon the efforts of our senior management personnel. The loss of members of our senior management group could have a material and adverse affect on our business. In addition, competition for qualified personnel in the computer software industry is intense, and we can provide no assurances that we will be able to retain existing personnel or attract and retain additional qualified personnel necessary for the development of our business. Our inability to attract and retain such personnel would have a material and adverse effect on our business, financial condition and results of operations.

DEFECTS IN OUR SOFTWARE PRODUCTS MAY ADVERSELY AFFECT OUR BUSINESS.

     Complex software such as the software developed by MangoSoft may contain defects when introduced and also when updates and new versions are released. Our introduction of software with defects or quality problems may result in adverse publicity, product returns, reduced orders, uncollectible or delayed accounts receivable, product redevelopment costs, loss of or delay in market acceptance of our products or claims by customers or others against us. Such problems or claims may have a material and adverse effect on our business, financial condition and results of operations.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sales of our common stock made by the selling security holders named in this prospectus.

                             SELLING SECURITY HOLDERS

     The following table sets forth the names of the selling security holders and the respective number of shares of common stock that are covered by this prospectus. The shares are being registered to permit public secondary trading of these shares, and each of the selling security holders may offer the shares for resale from time to time. Please see "Plan of Distribution." We know of no material relationships between MangoSoft and these selling security holders other than as discussed in this prospectus.


                                                  NUMBER OF SHARES OF COMMON STOCK             NUMBER OF SHARES OF
SECURITY HOLDER                                         OWNED PRIOR TO OFFERING              COMMON STOCK TO BE SOLD
---------------                                   ---------------------------------         -------------------------
1989 Rieders Revocable Family Trust............                             3,776                            3,776
A.G. Edwards & Sons Inc. C/F James V.
 McAndrews Jr. IRA.............................                             6,250                            6,250
ABN Amro Incorporated as Custodian FBO Gerard
 Bergeron R/O IRA..............................                             9,516                            9,516
Alberville Investments Limited.................                           179,917                          179,917
Ayad Alhadi....................................                            36,020                           36,020
Keith Allchin..................................                             1,012                            1,012
Philip Altheim.................................                             9,440                            9,440
Jeffery C. Ames & Elizabeth C. Ames Trust DTD
 June 1998.....................................                            36,190                           36,190
Ames Family Trust DTD 5/22/97..................                             9,440                            9,440
Alan L. Annex..................................                             3,011                            3,011
William M. Appelbaum...........................                            75,431                           75,431
Aries Domestic Fund LP.........................                           137,625                          137,625
Aries Domestic Fund II LP......................                            21,207                           21,207
The Aries Master Fund II.......................                           291,168                          291,168
Theodore Aroney................................                           100,000                          100,000
ASC Capital Partners, Inc......................                             2,500                            2,500
Associated Capital LP..........................                            67,458                           67,458
Associated Capital Offshore LP.................                            94,406                           94,406
Ellen C. Atwell-Chvastek & Joseph Chvastek
 JTWROS........................................                            12,000                           12,000
Robert Auerbach................................                             9,440                            9,440
Maureen A. Bailie..............................                               170                              170
Balboa Fund L.P................................                             8,960                            8,960
Banque Ferrierlullin...........................                            21,525                           21,525


                                                  NUMBER OF SHARES OF COMMON STOCK             NUMBER OF SHARES OF
SECURITY HOLDER                                         OWNED PRIOR TO OFFERING              COMMON STOCK TO BE SOLD
---------------                                   ---------------------------------         -------------------------
Emilio Bassini.................................                            31,250                           31,250
Steven M. Bauer................................                             3,767                            3,767
John Bell......................................                             3,373                            3,373
Arthur J. Benvenuto TTEE FBO Arthur J.
 Benvenuto Trust DTD 11/12/97..................                             9,430                            9,430
Steven Berns...................................                             1,869                            1,869
E. Garrett Bewkes III..........................                            25,490                           25,490
Sunil Bhargava.................................                            14,727                           14,727
David and Mary Lynda Bianchi...................                             2,355                            2,355
BKF Investments................................                            94,406                           94,406
Billy Blanco...................................                               170                              170
Howard Blum & Edis Blum JTWROS.................                             2,500                            2,500
David Boczar...................................                             8,000 (a)                        8,000 (a)
Merle Bohm.....................................                            40,000                           40,000
Boomer's Grandchildren Fund LP.................                            12,500                           12,500
Marvin Bornstein...............................                             4,719                            4,719
David Brault...................................                             4,709                            4,709
Broadlawn Capital LLC..........................                            30,000                           30,000
Michael J. Brown...............................                            10,196                           10,196
Michael J. Brown C/F Michael J. Brown Jr. UGMA
 FL............................................                             5,098                            5,098
Michael J. Brown TTEE FBO Fain Kelley Brown....                             5,098                            5,098
Michael J. Brown TTEE FBO Kathryn V. Brown.....                             5,098                            5,098
Camelot Investment Co..........................                            28,000                           28,000
Camhy, Karlinsky & Stein.......................                            25,000                           25,000
Capital Ventures XXVI..........................                            39,084                           39,084


                                                  NUMBER OF SHARES OF COMMON STOCK             NUMBER OF SHARES OF
SECURITY HOLDER                                         OWNED PRIOR TO OFFERING              COMMON STOCK TO BE SOLD
---------------                                   ---------------------------------         -------------------------
Caremi Partners Ltd............................                            62,500                           62,500
Angus Carlill..................................                             2,431 (a)                        2,431 (a)
Francis Casale.................................                             2,355                            2,355
Catcando Properties Ltd........................                             9,333                            9,333
Frances Cavallero..............................                             1,888                            1,888
James A. Cavallero & Kerin E. Cavallero........                             4,709                            4,709
Center Partners Holdings Ltd...................                            47,202                           47,202
Colel Chabad...................................                               200                              200
Chandler Family Trust..........................                            44,692                           44,692
Gerald Chasin..................................                            50,000                           50,000
Matthew Chasin.................................                            50,000                           50,000
Alexandre & Lori Chemla........................                             5,664                            5,664
Cherry Hill Inc................................                           134,600                          134,600
Henry W. Chesborough...........................                             6,500                            6,500
Anna Chomczyk..................................                               300                              300
City of London PR Group PLC....................                            22,601                           22,601
Clippership & Co...............................                         1,200,000                        1,200,000
Clough Investment Partners I...................                            58,800                           58,800
Clough Investment Partners II LP...............                             1,200                            1,200
Cogefin (Bermuda) Limited......................                            16,993                           16,993
M. Noel Coghlan................................                             2,124                            2,124
Alan Cohen.....................................                            50,000                           50,000
Steven Cohen...................................                           283,220                          283,220
Alan R. Cohen C/F Jessica W. Cohen UTMA NJ.....                            20,000                           20,000
Kenneth Cole...................................                             9,440                            9,440


                                                  NUMBER OF SHARES OF COMMON STOCK             NUMBER OF SHARES OF
SECURITY HOLDER                                         OWNED PRIOR TO OFFERING              COMMON STOCK TO BE SOLD
---------------                                   ---------------------------------         -------------------------
C. Neilson Cooper, Jr..........................                             4,721                            4,721
S. James Coppersmith...........................                            32,477                           32,477
Teresa Cordova.................................                               170                              170
James R. Cornell...............................                               510                              510
Craig E. Cowan.................................                             2,266                            2,266
Neil Crespi  & Elissa Crespi JTWROS............                             6,000                            6,000
Christopher Crockett...........................                             3,750                            3,750
Robert F. Dall.................................                             5,098                            5,098
Anne Michele Darmon............................                             4,153                            4,153
Len Davidson TTEE FBO The Elena M. Frank DTD
 11/10/95......................................                             8,905                            8,905
Len Davidson TTEE of The Benjamin J. Frank DTD
 11/10/95......................................                             8,905                            8,905
Len & Bernice Davidson Family Trust............                             2,024                            2,024
Leonard Davidson TTEE FBO Robyn K. Ames 1997
 Trust.........................................                             3,776                            3,776
Leonard Davidson TTEE FBO Jennifer C. Ames
 1997 Trust....................................                             3,776                            3,776
Gisele De Bruijne..............................                             8,493                            8,493
Henk Arnold De Bruijne.........................                             1,699                            1,699
Delaware Charter Guarantee & Trust FBO IRA U/A
 DTD 4-1-97 Charles M. Johnson, Jr.............                            18,834                           18,834
Delaware Charter Guarantee & Trust TTEE FBO
 Charles M. Johnson, Jr. IRA DTD 4-1-97........                             4,248                            4,248
Delaware Guarantee & Trust TTEE FBO Jay Zises
 IRA...........................................                         2,652,375                        2,652,375
Deltee Panamerica Trust Company Limited........                             6,592                            6,592
Joseph DeMatteo................................                             4,721                            4,721


                                                  NUMBER OF SHARES OF COMMON STOCK             NUMBER OF SHARES OF
SECURITY HOLDER                                         OWNED PRIOR TO OFFERING              COMMON STOCK TO BE SOLD
---------------                                   ---------------------------------         -------------------------
Devonshire Partners LLC........................                            40,000                           40,000
Rino Dimeo.....................................                             5,000                            5,000
Lynn Dixon (b).................................                           152,806                          152,806
Michael Dixon..................................                            20,000                           20,000
Rona Dixon.....................................                            20,000                           20,000
Rona Dixon C/F Jennifer Dixon UGMA UT..........                            20,000                           20,000
DLJ as Custodian for Seymour Zises IRA R/O.....                             5,664                            5,664
Domanco Venture Capital Fund...................                             5,833                            5,833
Carl Domino....................................                            25,000                           25,000
Donaldson Lufkin & Jenrette Securities C/F FBO
 Ari Kiev M.D. P.C. IRA R/O....................                             4,714                            4,714
Michel Donegani................................                             4,670                            4,670
Malcolm J. Dorman..............................                            11,799                           11,799
Malcolm J. Dorman, MD PA Qualified Deferred
 Compensation Trust............................                             2,359                            2,359
Alan Dorsey....................................                            32,500 (a)                       32,500 (a)
The dotCOM Fund L.L.C..........................                            70,000                           70,000
Tara Duffy.....................................                               500                              500
Eagle Partners LP..............................                            45,000                           45,000
Irene A. Easton................................                             4,709                            4,709
Rolando Eisen..................................                             9,426                            9,426
Electronic Assembly Corporation................                           200,000                          200,000
Christopher Engel..............................                             4,721                            4,721
Donald Engel...................................                            21,714                           21,714
Elisa Engel....................................                             4,721                            4,721
Jeffrey Engel..................................                             4,721                            4,721


                                                  NUMBER OF SHARES OF COMMON STOCK             NUMBER OF SHARES OF
SECURITY HOLDER                                         OWNED PRIOR TO OFFERING              COMMON STOCK TO BE SOLD
---------------                                   ---------------------------------         -------------------------
Melissa Epperson...............................                            24,500                           24,500
Etess Family Investment Partnership............                             9,417                            9,417
Lauren Etess...................................                             9,440                            9,440
Lauren Etess IRA...............................                             4,721                            4,721
Eurowest Investments Limited...................                            60,000                           60,000
S. Edmond Farber...............................                             5,833                            5,833
David Fastenberg...............................                            12,500                           12,500
Harvey Felsen..................................                            12,054                           12,054
Karen Ferguson-Moran...........................                               982                              982
S. Marcus Finkle...............................                            50,000                           50,000
First Union Securities C/F FBO Lynn G. Kapel
 IRA...........................................                            35,000                           35,000
Alexander E. Fisher............................                             4,721                            4,721
Alexander E. Fisher TTEE.......................                             4,721                            4,721
Mark B. Fisher.................................                            28,274                           28,274
Fleck Family Partnership II....................                            18,834                           18,834
Robert Fleising................................                             6,250                            6,250
Flintstone Limited.............................                            65,644                           65,644
Four Daughters Family Trust....................                            18,882                           18,882
Joseph Fowler..................................                               472                              472
Allen K. Fox & Suzan Fox.......................                            90,000                           90,000
Gregory Fox & Doris Fox........................                            10,000                           10,000
Steven Frank (c)...............................                            81,135                           81,135
Frankhill Associates...........................                            37,385                           37,385
Richard H. Friedman............................                             9,440                            9,440
Elizabeth Funk.................................                            20,000                           20,000


                                                  NUMBER OF SHARES OF COMMON STOCK             NUMBER OF SHARES OF
SECURITY HOLDER                                         OWNED PRIOR TO OFFERING              COMMON STOCK TO BE SOLD
---------------                                   ---------------------------------         -------------------------
Frederick N. Gaffney & Aileen M. Gaffney.......                             4,709                            4,709
Dennis M. Galgano..............................                            10,000                           10,000
Robert and Maxine Ganer........................                             4,719                            4,719
Lawrence Garber................................                             9,440                            9,440
Laurence Garber................................                             7,064                            7,064
Jeremy Garber..................................                             4,708                            4,708
David Garber...................................                             4,708                            4,708
Sarrah Garber..................................                             4,708                            4,708
Israel Garber..................................                             2,355                            2,355
Martin H. Garvey...............................                            10,000                           10,000
Gemini Domestic Fund LP........................                            25,250                           25,250
Gemini Domestic Fund II LP.....................                           336,750                          336,750
The Gemini Master Fund.........................                            88,000                           88,000
Frank Gerardi TTEE Univest Management Inc......                            50,000                           50,000
Janine Polly Gia...............................                            16,993                           16,993
Nancy Glasenk & Steve Glasenk JTWROS...........                            10,000                           10,000
The Glickman Family Trust......................                            18,834                           18,834
Global Light, LLC..............................                            21,250                           21,250
Alyssum Gluck..................................                               944                              944
Elizabeth Goldberg & Tamar G. Olitsky TTEES
 T/U/W/O Regina Gruss FBO Tamar Goldberg.......                            20,000                           20,000
Ronald E. Goldberger...........................                            18,882                           18,882
Craig Goldman (c)..............................                           400,000                           50,000
Dawn Goldring..................................                             4,719                            4,719
Stanley J. Goldring............................                            18,857                           18,857


                                                  NUMBER OF SHARES OF COMMON STOCK             NUMBER OF SHARES OF
SECURITY HOLDER                                         OWNED PRIOR TO OFFERING              COMMON STOCK TO BE SOLD
---------------                                   ---------------------------------         -------------------------
Todd Goldring..................................                             4,719                            4,719
Ira P. Goldstein & Gerrianne Goldstein JTWROS..                           250,000 (d)                       50,000
Cheryl Gordon..................................                             9,440                            9,440
Edward S. Gordon...............................                            18,881                           18,881
Peter Gordon...................................                             1,500                            1,500
Edward S. Gordon & Anthony M. Saytanides
 Edward S. Gordon U/A 12/19/86.................                            37,716                           37,716
Charles R. Grant...............................                             1,883                            1,883
Gina Grant.....................................                             6,250                            6,250
John F. Grant..................................                             2,124                            2,124
Ezra Grayman...................................                            15,000                           15,000
Susan Zises Green..............................                            21,940                           21,940
John Gross.....................................                             5,833                            5,833
Ricelle Grossinger.............................                               750                              750
Guarantee & Trust Co. TTEE FBO Joseph DeMatteo
 IRA DTD 4/1/92................................                             4,721                            4,721
Guarantee & Trust Co. TTEE FBO Nancy Frankel
 IRA DTD 1/20/95...............................                             7,552                            7,552
Guarantee & Trust Co. TTEE FBO Alan Kaufman MD
 R-IRA DTD 7/13/90.............................                             4,721                            4,721
Guarantee & Trust Co. TTEE FBO Jay Zises IRA
 DTD 7/9/92....................................                           169,932                          169,932
Guarantee & Trust Co. TTEE FBO Selig Zises
 R-IRA DTD 5/20/96.............................                           113,287                          113,287
Heather Hamby..................................                            20,000                           20,000
Leonard M. Harlan..............................                            18,882                           18,882
Leonard Harlan & Fleur Harlan..................                            10,196                           10,196
Eric Hauser....................................                            10,000                           10,000


                                                  NUMBER OF SHARES OF COMMON STOCK             NUMBER OF SHARES OF
SECURITY HOLDER                                         OWNED PRIOR TO OFFERING              COMMON STOCK TO BE SOLD
---------------                                   ---------------------------------         -------------------------
Lawrence R. Haut...............................                            14,090                           14,090
John W. Heilshorn..............................                            10,000                           10,000
Hepplewhite Fund...............................                            19,040                           19,040
Richard A. Herman..............................                             4,719                            4,719
Richard A. Herman IRA..........................                             4,721                            4,721
Heymann C-Link Partners........................                            42,425                           42,425
Carole Hochman.................................                            17,937                           17,937
David Hochman..................................                             8,855                            8,855
Neal S. Hochman................................                            17,938                           17,938
Sara B. Hochman................................                             1,869                            1,869
Hochman Family Partnership.....................                            33,800                           33,800
John Holmes....................................                               229 (a)                          229 (a)
Leonard Holtz..................................                            17,918                           17,918
Jonathan Horn..................................                             1,000                            1,000
Allison Hubrich................................                             1,500                            1,500
Kurtis D. Hughes...............................                            60,000                           60,000
Imperial Bancorp (e)...........................                            25,034 (a)                       25,034 (a)
Jahleel Corp...................................                            28,499                           28,499
Jahleel Corporation............................                            18,834                           18,834
Jelco Ventures.................................                             3,500                            3,500
JLB Leasing....................................                            30,000                           30,000
Charles M. Johnson III.........................                             4,709                            4,709
Jeffery Johnson................................                             6,250                            6,250
Marvin Josephson...............................                            18,882                           18,882
Kalisman Technology LLC........................                            25,000                           25,000
Lynn G. Karel & Norman E. Karel TTEES FBO
 Karel 1988 Trust DTD 9/27/88..................                           100,000                          100,000


                                                  NUMBER OF SHARES OF COMMON STOCK             NUMBER OF SHARES OF
SECURITY HOLDER                                         OWNED PRIOR TO OFFERING              COMMON STOCK TO BE SOLD
---------------                                   ---------------------------------         -------------------------
Norm Karel.....................................                            35,000                           35,000
Neal B. Karelitz...............................                            25,000                           25,000
Stephen H. Karelitz............................                            10,000                           10,000
Katie & Adam Bridge Partners LP................                            20,000                           20,000
Jeff Kaufman...................................                               944                              944
Kay Capital Company............................                            18,795                           18,795
Howard Kaye....................................                            18,795                           18,795
Wilma Kaye TTEE FBO
The Robin Kaye Revocable Trust.................                             6,293                            6,293
Wilma Kaye TTEE FBO
The Ross Kaye Revocable Trust..................                             6,293                            6,293
Kenneth T. Kelley..............................                            20,000                           20,000
Gary J. Kerner & Sandra E. Kerner JTWROS.......                             7,000                            7,000
Kaveh Khosrowshahi.............................                             9,417                            9,417
Ari Kiev.......................................                             4,721                            4,721
Marshall Kiev..................................                             7,029                            7,029
Kevin Kileen...................................                               162 (a)                          162 (a)
Paul King......................................                             1,000                            1,000
Jeffrey Kingsley...............................                             1,000                            1,000
Rogers Kirven, Jr..............................                            20,000                           20,000
William B. Klein & Laurie J. Klein JTWROS......                             7,500                            7,500
Louis Kovacs...................................                             4,721                            4,721
Sam Kristal....................................                             8,497                            8,497
Manda Kristal & Leonard Kristal................                             1,699                            1,699
Irene Kuntz....................................                            10,000                           10,000


                                                  NUMBER OF SHARES OF COMMON STOCK             NUMBER OF SHARES OF
SECURITY HOLDER                                         OWNED PRIOR TO OFFERING              COMMON STOCK TO BE SOLD
---------------                                   ---------------------------------         -------------------------
Luba A. Kuntz & Irene Kuntz....................                            10,000                           10,000
Lancer Offshore Inc............................                           275,000                          275,000
Lancer Partners L.P............................                           125,000                          125,000
Michael Lauer..................................                           210,000                          210,000
Yolanda Laureyssen.............................                             4,719                            4,719
Ronald Lazar...................................                             5,833                            5,833
Lazard Freres & Co. LLC........................                            33,060                           33,060
Aaron Lehmann..................................                             4,709                            4,709
Ledbetter Stevens..............................                            20,000                           20,000
Arnold J. Levine (f)...........................                             4,719                            4,719
Allyn Levy Revocable Trust 9/15/92.............                            18,881                           18,881
Scott S. Lewin.................................                             2,889                            2,889
Stacey S. Lewin................................                             2,039                            2,039
Lincoln Meadows Associates LLP.................                             9,440                            9,440
Lindemann Capital Partners LP..................                            37,500                           37,500
Linkage Limited Partnership....................                           142,360                          142,360
Keith L. Lippert...............................                            10,000                           10,000
Joan G. Lister.................................                             9,346                            9,346
Steven Lockwood................................                            75,000                           75,000
Jan Loeb.......................................                            15,000                           15,000
Lombard Odier & Cie............................                            24,357                           24,357
Angelia Long...................................                             1,500                            1,500
Joseph Loshinsky & Frieda Loshinsky JTWROS.....                            14,450                           14,450
Matthew M. Ludmer..............................                             4,709                            4,709
Matthew J. Lustig..............................                             6,027                            6,027


                                                  NUMBER OF SHARES OF COMMON STOCK             NUMBER OF SHARES OF
SECURITY HOLDER                                         OWNED PRIOR TO OFFERING              COMMON STOCK TO BE SOLD
---------------                                   ---------------------------------         -------------------------
Joel Magerman..................................                             4,719                            4,719
Maria Maldonado................................                               500                              500
Steven M. Manket...............................                             1,869                            1,869
Margolis Holdings Limited......................                            80,000                           80,000
Herman Matthew & Linda Lee Russell Trust U/A/D
 10-17-97......................................                             9,428                            9,428
F. James McGilloway............................                             8,497                            8,497
Timothy McInerney..............................                             5,833                            5,833
Sean McNamara..................................                            29,166                           29,166
Mees Pierson Nominees (Guernsey) Limited A/C
 N990..........................................                            23,600                           23,600
Eugene Melnyk..................................                            19,321                           19,321
Charles Meyerson...............................                             4,721                            4,721
William P. Miller..............................                             5,000                            5,000
Kenneth D. Moelis & Julie Lynn Moelis TTEES
 under the Moelis Family Trust DTD 12/3/90.....                            52,668                           52,668
Roberta Moeller................................                               500                              500
Monness Crespi Hardt & Co......................                            35,000 (a)                       35,000 (a)
Andrew Monness & Neil Crespi JTWROS............                             6,000                            6,000
William Monness................................                               944                              944
Edward Montague................................                             5,098                            5,098
Tom Montgomery.................................                             2,000                            2,000
Monument Trust Company.........................                             6,608                            6,608
Guerry R. Moore................................                             9,176                            9,176
Morgan Stanley Dean Witter C/F Gerald Chasin
 IRA...........................................                            75,000                           75,000
MSS Descendants Trust..........................                            20,000                           20,000


                                                  NUMBER OF SHARES OF COMMON STOCK             NUMBER OF SHARES OF
SECURITY HOLDER                                         OWNED PRIOR TO OFFERING              COMMON STOCK TO BE SOLD
---------------                                   ---------------------------------         -------------------------
Naohisa Murakami & Peggy Ahn JTWROS............                            10,000                           10,000
Bonnie Myers...................................                            27,000                           27,000
David Naldler..................................                               170                              170
Eugene Newton & Susan Newton...................                            19,032                           19,032
Nielsen Family Trust...........................                             4,758                            4,758
1989 Rieders Revocable Family Trust............                             3,776                            3,776
N&R Industries, Inc............................                           146,246                          146,246
Paul C. O'Brien................................                           225,000 (d)                       25,000
Octavian Nominees Limited......................                           319,041                          319,041
Margaret H. Offenbach & M. Jack Offenbach TEN
 ENT...........................................                             9,440                            9,440
Oratory School of Summit.......................                             1,133                            1,133
James F. Orlando...............................                            14,149                           14,149
Palisade Private Partnership LP................                         3,125,000                        3,125,000
Panorama Partner LP............................                             4,709                            4,709
Park Place Capital Limited.....................                            61,176                           61,176
Joel Pashcow...................................                            28,251                           28,251
Robert S. Pearson..............................                            20,000                           20,000
Kevin J. Perry.................................                             5,060                            5,060
The Peters Children's Trust of 1999............                            75,000                           75,000
The Peters Family Trust........................                             6,250                            6,250
V. Mark Peterson...............................                            60,000                           60,000
B. Michael Pisani..............................                            40,000                           40,000
Pitt & Co......................................                         1,200,000                        1,200,000
Daphne M. Platford.............................                               170                              170
Anthony G. Polak...............................                            11,666                           11,666


                                                  NUMBER OF SHARES OF COMMON STOCK             NUMBER OF SHARES OF
SECURITY HOLDER                                         OWNED PRIOR TO OFFERING              COMMON STOCK TO BE SOLD
---------------                                   ---------------------------------         -------------------------
Harvey Polly...................................                            16,993                           16,993
Jeffrey Polly..................................                            16,993                           16,993
Noel G. Posternak..............................                             8,497                            8,497
Prism Partners L.P.............................                           116,666                          116,666
Proskauer Rose LLP (g).........................                            20,000                           20,000
Robert Pruzan..................................                             6,250                            6,250
Punk Ziegel & Company..........................                           300,000                          300,000
R L Meadowbrook Inc............................                            16,500                           16,500
Jonathan D. Rahn...............................                            50,000                           50,000
Stewart Rahr...................................                            18,882                           18,882
The Raptor Global Portfolio Ltd................                           313,656                          313,656
Kristyn E. Reid................................                               170                              170
Mark Reiner....................................                             5,000                            5,000
Paolo Revelli..................................                            19,259                           19,259
Gregory Richards...............................                            10,000                           10,000
Daniel Rieders & Dorothy Rieders...............                            14,140                           14,140
RL Capital Partners............................                            35,000                           35,000
Alan Robbins...................................                            15,000                           15,000
Alan Robbins TTEE FBO Robins Electrical Dist.
 Profit Sharing................................                            15,000                           15,000
Mark Roberts...................................                            14,992                           14,992
Ronald W. Rodgers..............................                             1,699                            1,699
Jennifer Rodriquez.............................                               100                              100
Robert J. Rosen................................                             3,776                            3,776
Rosen Family Trust.............................                            14,188                           14,188
Richard M. Rosenbaum...........................                             9,440                            9,440


                                                  NUMBER OF SHARES OF COMMON STOCK             NUMBER OF SHARES OF
SECURITY HOLDER                                         OWNED PRIOR TO OFFERING              COMMON STOCK TO BE SOLD
---------------                                   ---------------------------------         -------------------------
Randi Smith Rosenthal..........................                             4,719                            4,719
Duane J. Roth..................................                             4,532                            4,532
Theodore D. Roth...............................                             9,063                            9,063
Jonathan E. Rothschild.........................                             5,833                            5,833
Peter H. Rothschild............................                            18,750                           18,750
Douglas S. Russell.............................                               510                              510
Willis G. Ryckman..............................                             6,250                            6,250
SAC Capital Associates LLC.....................                           324,282                          324,282
Michael Salaman................................                            11,450                           11,450
Steven Salaman.................................                            15,259                           15,259
Mark Salaman & Ginni Salaman
JTWROS.........................................                            15,266                           15,266
Lester Samuels.................................                             5,098                            5,098
Sands Brothers Venture Capital LLC.............                           400,000                          400,000
SB Real Wire Associates LLC....................                           320,000                          320,000
SBMD Partners..................................                            20,000                           20,000
SBS Descendants Trust..........................                            20,000                           20,000
Schachter Partners, LP.........................                            12,500                           12,500
Howard S. Schachter............................                            12,500                           12,500
Joanne Schaefer................................                               170                              170
Mark Schorr....................................                             4,721                            4,721
Cheryl E. Schotz...............................                            20,000                           20,000
Wendy Jo Schriber..............................                             6,797                            6,797
William C. Scott...............................                            37,385                           37,385
Randall P. Seidl...............................                            95,000                           95,000
Mehul N. Shah & Rini M. Shah...................                             4,719                            4,719


                                                  NUMBER OF SHARES OF COMMON STOCK             NUMBER OF SHARES OF
SECURITY HOLDER                                         OWNED PRIOR TO OFFERING              COMMON STOCK TO BE SOLD
---------------                                   ---------------------------------         -------------------------
Alexander Shang................................                             6,250                            6,250
Eli Shapiro Revocable Trust....................                           100,000                          100,000
Leonard P. Shaykin.............................                            28,251                           28,251
Linda Heiman Shear.............................                             2,000                            2,000
Marc S. Sherman................................                             8,497                            8,497
Jack Silver....................................                            37,668                           37,668
Shirley Silver TTEE FBO Romy J. Silver.........                            37,500                           37,500
Shirley Silver TTEE FBO Leigh N. Silver........                            37,500                           37,500
Silverbond Investments Limited.................                             9,417                            9,417
Diane P. Simon.................................                             4,709                            4,709
Nicholas Sinacori TTEE FBO International
 Partners Inc. Profit Sharing Trust............                            37,767                           37,767
Wenyi Sing & George Sing JTWROS................                             6,000                            6,000
Elliot Singer..................................                            62,644                           62,644
Sixela Investments Limited - Clients...........                            46,725                           46,725
Jerome M. Slavin...............................                            18,834                           18,834
Paul Sloan.....................................                            50,000                           50,000
Steve Solmonson................................                             7,771 (a)                        7,771 (a)
Sonem Partners Ltd.............................                           100,000                          100,000
Sound Capital Partners, LLC....................                            40,000                           40,000
Dennis James Stack.............................                             5,000                            5,000
Joseph Stein Jr................................                             6,250                            6,250
Stephen Sweeney................................                             8,000                            8,000
Kent M. Swig...................................                             9,417                            9,417
Andrea Tessler.................................                             6,086                            6,086
Dede Thea......................................                            14,417                           14,417


                                                  NUMBER OF SHARES OF COMMON STOCK             NUMBER OF SHARES OF
SECURITY HOLDER                                         OWNED PRIOR TO OFFERING              COMMON STOCK TO BE SOLD
---------------                                   ---------------------------------         -------------------------
Douglas Thea...................................                            10,000                           10,000
Joel Thea......................................                            15,067                           15,067
Joel Thea FBO Karen Thea.......................                             6,780                            6,780
Michael Thea...................................                             5,000                            5,000
Michael C. Thea................................                             7,534                            7,534
Linda Todd.....................................                             9,417                            9,417
Kurtiss L. Tomasovich & Nancy Tomasovich JTWROS                             5,000                            5,000
John R. Torell III.............................                            18,693                           18,693
Charles F. Trapp...............................                            20,000                           20,000
Harry (Nick) Tredennick........................                           104,721 (d)                        4,721
Eliska M. Tretera..............................                             4,709                            4,709
Trinity American Corporation...................                             8,333                            8,333
Tudor Arbitrage Partners, LP...................                           110,786                          110,786
Tudor BVI Global Portfolio, Ltd................                           446,827                          446,827
Tuscany Enterprises Inc........................                             2,022                            2,022
UBS Luxembourg SA..............................                             3,965                            3,965
Union Bancaire Privee..........................                            28,251                           28,251
US Trust Company of Florida Personal
 Representative of the Estate of Roger S. Smith                             8,497                            8,497
Value Investing Partners I LLC.................                            92,424 (a)                       92,424 (a)
Dale Vincent...................................                         1,027,135 (d)                       27,135
Vogel Partner LLP..............................                            18,882                           18,882
Vogel Partners LLP.............................                            18,834                           18,834
Tore Aksel Voldberg............................                            75,337                           75,337
W.G.R. Investments LP..........................                           112,155                          112,155


                                                  NUMBER OF SHARES OF COMMON STOCK             NUMBER OF SHARES OF
SECURITY HOLDER                                         OWNED PRIOR TO OFFERING              COMMON STOCK TO BE SOLD
---------------                                   ---------------------------------         -------------------------
Michael J. Walton..............................                             1,883                            1,883
Brian Warner...................................                             1,440                            1,440
Vicki Warner & Brian Warner JTWROS.............                             6,000                            6,000
Wasserstein Perella & Co., Inc.................                           100,000 (a)                      100,000 (a)
Jeffrey Weingarten.............................                            50,000                           50,000
Ralph and Margalit Werthheimer.................                            10,196                           10,196
Whisper Investment Co..........................                            40,000                           40,000
Brenda J. White................................                             1,900                            1,900
Caroline Williams..............................                             1,889                            1,889
Edward Williams................................                               472                              472
Edward S. Williams.............................                               510                              510
Syndey M. Williams, III........................                               943                              943
Michael Williamson.............................                            20,000                           20,000
Richard Wilson.................................                               458 (a)                          458 (a)
Fernando Wong..................................                               100                              100
Wesley A. Wong.................................                            14,149                           14,149
Michael Wyzga..................................                             1,012                            1,012
Z-Four Partnership LLC.........................                            10,794                           10,794
Ami Zak........................................                            18,693                           18,693
Herbert J. Zarkin..............................                             8,497                            8,497
Andrew J. Zaroulis.............................                             8,497                            8,497
Peter Zecca....................................                             1,547                            1,547
Jay Zises......................................                            63,928                           63,928
Justin Zises...................................                            15,180                           15,180
Lara Zises.....................................                            15,180                           15,180
Lynn Zises.....................................                            68,799                           68,799


                                                  NUMBER OF SHARES OF COMMON STOCK             NUMBER OF SHARES OF
SECURITY HOLDER                                         OWNED PRIOR TO OFFERING              COMMON STOCK TO BE SOLD
---------------                                   ---------------------------------         -------------------------
Samantha Zises.................................                            15,180                           15,180
Selig Zises....................................                         2,692,606                        2,692,606
Seymour Zises 1989 Trust FBO Cathy Zises.......                             5,664                            5,664
Seymour W. Zises...............................                           314,904                          314,904
Susan Zises....................................                             2,699                            2,699
Jay Zises & Nancy Zises JTWROS.................                            40,478                           40,478
Nancy Zises C/F Meryl Zises UGMA NY............                            15,180                           15,180
Philip Zuccaire................................                             5,098                            5,098
Uzi Zucker.....................................                            75,477                           75,477
                                                  ---------------------------------         -------------------------
     Total.....................................                        26,121,342                       24,271,342

(a) Includes shares of common stock issuable upon exercise of currently exercisable warrants to purchase common stock as follows: Value Investing Partners I LLC, 53,449 exercisable at $1.25 per share, 38,975 exercisable at $4.00 per share; Alan Dorsey, 17,500 exercisable at $1.25 per share, 15,000 exercisable at $4.00 per share; David Boczar, 3,000 exercisable at $1.25 per share, 5,000 exercisable at $4.00 per share; Steve Solmonson, 7,771 exercisable at $1.25 per share; Angus Carlill, 2,431 exercisable at $1.25 per share; John Holmes, 229 exercisable at $1.25 per share; Kevin Kileen, 162 exercisable at $1.25 per share; Richard Wilson, 458 exercisable at $1.25 per share; Imperial Bancorp., 25,034 exercisable at $4.00 per share; and Monness Crespi Hardt & Co., 35,000 exercisable at $1.25 per share; and Wasserstein Perella & Co., Inc., 100,000 exercisable at $4.00 per share.

(b) Lynn Dixon previously served as an officer of First American Clock Company, the predecessor corporation of MangoSoft, Inc.

(c) Steven Frank is a former director and officer of MangoSoft Corporation. Craig Goldman is a former director of MangoSoft, Inc.

(d)  Such selling security holder is currently a director of MangoSoft, Inc.
     The beneficial ownership of such persons includes, as applicable, options to purchase common stock exercisable within 60 days of August 1, 2001 as follows: Ira Goldstein, 200,000 shares; Paul O'Brien, 200,000 shares; Nick Tredennick, 100,000; and Dale Vincent, 1,000,000 shares.

(e) Imperial Bank, an affiliate of Imperial Bancorp., is a former lender to MangoSoft Corporation. Any agreements with Imperial Bank executed in connection with such lending, other than the applicable warrant documents, have been terminated.

(f) Mr. Levine is a Partner in the law firm of Proskauer Rose LLP, which firm provides legal services to MangoSoft, Inc. from time to time.

(g) Proskauer Rose LLP provides legal services to MangoSoft, Inc. from time to time.

                             PLAN OF DISTRIBUTION

     We are registering the common stock on behalf of the security holders listed above under "Selling Security Holders." The sale of all or a portion of the shares of common stock offered by this prospectus by the selling security holders may be effected from time to time at prevailing market prices at the time of such sales, at prices related to such prevailing prices, at fixed prices that may be changed or at negotiated prices. The selling security holders may effect such transactions by selling or transferring shares of common stock directly to purchasers in negotiated transactions, to dealers acting as principals or through one or more brokers, to pledgees or donees of such selling security holders, or any combination of these methods of sale or transfer.

     Dealers or brokers may receive compensation in the form of discounts, concessions or commissions from the selling security holders or purchasers of shares for whom they may act as agent (which compensation may be in excess of customary commissions). The selling security holders and any brokers or dealers that participate in the distribution may under certain circumstances be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by such brokers or dealers and any profits realized on the resale of shares by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     To the extent required under the Securities Act or the rules of the SEC, a supplemental prospectus will be filed disclosing the name of any such brokers or dealers, the number of shares involved, the price at which such shares are to be sold, the commissions paid or discounts or concessions allowed to such brokers or dealers, where applicable, that such brokers or dealers did not conduct any investigation to verify the information set out in this prospectus, as supplemented, and other facts material to the transaction.

     We can provide no assurance that the selling security holders will sell any or all of the shares of common stock offered by this prospectus. MangoSoft has agreed to pay the expenses for the registration of the shares of common stock offered by this prospectus. The selling security holders will be responsible for all selling commissions, transfer taxes and related charges in connection with the offer and sale of their shares.

                                 MATERIAL EVENTS

     Since December 31, 2000, the following material events have occurred involving MangoSoft in addition to the events discussed in the accompanying Form 10-QSB: effective January 29, 2001, Craig Goldman resigned his position as a director, and effective March 2, 2001, Joe Robinson resigned his position as a director.

                            DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 105,000,000 shares, 100,000,000 of which are common stock and 5,000,000 of which are preferred stock.

     Common Stock. Under Nevada law and our Articles of Incorporation, holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of legally available funds. In the event of the liquidation, dissolution or winding up of MangoSoft, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

     Preferred Stock. Our Articles of Incorporation authorize the issuance of 5,000,000 shares of preferred stock. The Board of Directors has the authority to issue the preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights and rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series and the designation of such series, without further vote or action by the stockholders. Issuances of preferred stock could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding capital stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock. All of the shares of Series A Convertible Preferred Stock issued in the March 2000 financing have been converted into common stock and canceled.

     Anti-takeover Effects of Provisions of the By-Laws. Our By-Laws provide that stockholders may call a special meeting of stockholders only upon a request of stockholders owning at least 10% of our voting capital stock. These provisions of the By-Laws and the existence of authorized, but undesignated, preferred stock could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and discourage certain types of transactions that may involve an actual or threatened change of control. Such provisions could have the effect of discouraging others from making tender offers for the common stock and, as a consequence, may also inhibit fluctuations in the market price of the common stock that could result from actual or rumored takeover attempts.

     Transfer Agent. The Transfer Agent for the common stock is Interwest Transfer Company.

                  DISCLOSURE OF SEC POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Articles of Incorporation and By-Laws. We have been advised that in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                                     EXPERTS

     The financial statements incorporated in this prospectus by reference from MangoSoft's Annual Report on Form 10-KSB for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered by this prospectus has been passed upon for MangoSoft by Earl Monsey, Esq., Nevada counsel to MangoSoft.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all expenses in connection with the preparation of this Amendment to the Registration Statement, all of which are payable by the Registrant. All amounts shown are estimates.

     Printing, engraving and distribution expenses........          2,000
     Accounting fees and expenses.........................         20,000
     Legal fees and expenses..............................         20,000
                                                                   ------
         Total...........................................          32,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our Articles of Incorporation contain provisions that limit the liability of directors in certain instances. As permitted by the Nevada General Corporation Law, directors will not be liable to us for monetary damages arising
from a breach of their fiduciary duty as directors.   Such limitation does not
affect liability for any breach of a director's duty to us or our stockholders that involves (i) intentional misconduct, fraud or a knowing violation of law or
(ii) the payment of dividends in violation of Nevada Revised Statutes 78.300.

ITEM 16.  EXHIBITS.

     The index to exhibits appears on the page immediately following the signature page of this Registration Statement.

ITEM 17.  UNDERTAKINGS.

     (a)    The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westborough, State of Massachusetts, as of August 31, 2001.

                              MANGOSOFT, INC.

                              By:  /s/ Dale Vincent
                                   --------------------------------
                                   Dale Vincent
                                   President and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes Dale Vincent his true and lawful attorney-in-fact with full power to execute in the name of each such person, in the capacities stated below, and to file, such one or more amendments to this Registration Statement as the Registrant deems appropriate, and generally to do all such things in the name and on behalf of such person, in the capacities stated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission thereunder, and hereby ratifies and confirms the signature of such person as it may be signed by such attorney-in-fact to any and all amendments to this Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of August 31, 2001 by the following persons in the capacities indicated:

SIGNATURE                                     TITLE

/s/ Dale Vincent                              President and Chief Executive
--------------------------------------------  Officer (Principal executive
Dale Vincent                                  officer)

  *                                           Director
--------------------------------------------
Dr. Ira Goldstein

SIGNATURE                                     TITLE

/s/ Robert E. Parsons                         Chief Financial Officer
--------------------------------------------  (Principal financial officer
Robert E. Parsons                             and principal accounting
                                              officer)


  *                                           Director
--------------------------------------------
Paul C. O'Brien

  *                                           Director
--------------------------------------------
Selig Zises

  *                                           Director
--------------------------------------------
Dr. Nick Tredennick

  *                                           Director
--------------------------------------------
Tony Coelho

* By:  /s/ Dale Vincent
--------------------------------------------
Dale Vincent
Attorney in Fact

                               INDEX OF EXHIBITS


    EXHIBIT
    NUMBER       DESCRIPTION OF EXHIBIT

      2 Agreement and Plan of Merger by and among First American Clock Co., MangoSoft Corporation and MangoMerger Corp., dated as of August 27, 1999 (filed as an exhibit to our Current Report on Form 8-K for an event dated September 7, 1999 and hereby incorporated by reference thereto).

      3.1 Articles of Incorporation, as amended (filed as an exhibit to our Registration Statement on Form 10-SB, filed June 9, 2000, and hereby incorporated by reference thereto).

      3.2 By-laws (filed as an exhibit to our Registration Statement on Form 10-SB, filed June 9, 2000, and hereby incorporated by reference thereto).

      5          Opinion of Earl Monsey, Esq. (filed as an exhibit on July
                 21, 2000).

      10 Lease of Westborough Office Park, Building Five, dated November 10, 1995 (filed as an exhibit to our Quarterly Report, filed November 9, 1999, for the quarter ended September 30, 1999 and hereby incorporated by reference thereto).

      16 Letter on Change in Certifying Accountant (filed as an exhibit to our Current Report on Form 8-K/A for an event dated January 11, 2000 and hereby incorporated by reference thereto).

      21 Subsidiary of the Registrant (filed as an exhibit to our Registration Statement on Form 10-SB, filed June 9, 2000, and hereby incorporated by reference thereto).

      23.1       Consent of Deloitte & Touche LLP.

      23.2       Consent of   Earl Monsey, Esq. (included in Exhibit 5).

      24 Powers of Attorney (included in the signature page of this Registration Statement).

      99.1 1999 Incentive Compensation Plan, as amended and restated as of May 1, 2000 (filed as an exhibit to our Registration Statement on Form 10-SB, filed June 9, 2000, and hereby incorporated by reference thereto).

      99.2 Form of Subscription Agreement for purchase of common stock, dated as of March 20, 2000 (filed as an exhibit to our Registration Statement on Form 10-SB, filed June 9, 2000, and hereby incorporated by reference thereto).

      99.3 Form of Warrant Agreement (filed as an exhibit to our Registration Statement on Form 10-SB, filed June 9, 2000, and hereby incorporated by reference thereto).

      99.4 Value Added Reseller Agreement, dated July 14, 2000, between MangoSoft, Inc. and 3Com Corporation (filed as an exhibit to our Registration Statement on Form 10-SB/A, filed August 30, 2000, and hereby incorporated by reference thereto).